Exhibit 10.25

PROMISSORY NOTE

THIS NOTE IS NOT INTENDED TO BE A NEGOTIABLE INSTRUMENT UNDER THE UNIFORM COMMERCIAL CODE, AND THIS NOTE MAY NOT BE ASSIGNED, PLEDGED, TRANSFERRED OR HYPOTHECATED BY THE LENDER, EXCEPT AS SET FORTH HEREIN.

this NOTE was originally issued in a transaction exempt from registration under the United States Securities Act of 1933 (the “Securities Act”), and this NOTE may not be offered, sold or otherwise transferred in the absence of such registration or an applicable exemption therefrom.

$138,448.20	DATED: December 1, 2020

FOR VALUE RECEIVED, the undersigned, Shuttle Pharmaceuticals Holdings, Inc. (the “Borrower”), HEREBY PROMISES TO PAY to the order of Anatoly Dritschilo (the “Lender”), pursuant to the terms of this promissory note (the “Note”), on or before December 31, 2021 (the “Maturity Date”) the principal amount of ONE HUNDRED THIRTY-EIGHT THOUSAND FOUR HUNDRED FORTY-FOUR DOLLARS AND TWENTY CENTS ($138,448.20). The Borrower further promises to pay interest on the unpaid principal amount of this Note at a rate per annum equal to 7.5% from the date hereof until the Note is paid in full. Interest will be computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed. (The Maturity Date may also be referred to as the “Payment Date.”)

This Note supersedes, amends and restates in their entirety, and combines the following promissory notes between the Borrower and the Lender: (i) a $25,000 promissory note, dated May 31, 2018, as amended, together with accrued interest of $4,698.20, for a total of $29,698.20 (the “2018 Note”), and (ii) a $100,000 promissory note, dated September 23, 2019, as amended, together with accrued interest of $8,750, for a total of $108.750.00 (the “2019 Note”) (together the 2018 Note and the 2019 Note are referred to as the “Original Notes”). Following the issuance of this Note, the Original Notes are hereby rendered null and void, ab initio.

Repayment shall be made in the form of a single balloon payment of $[         ], including principal and interest, on December 31, 2021. The total interest owed on this Note during the 12-month period will be $[         ].

In the event that (i) the Borrower shall fail to pay any principal under this Note when due and payable hereunder, and such failure shall continue for a period of five (5) days after receipt by Borrower of written notice by the Lender thereof; or (ii) the Borrower shall fail to pay any interest or any other amount under this Note when due and payable hereunder, and such failure shall continue for a period of five (5) days after receipt by Borrower of written notice by the Lender thereof; or (iii) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iv) the Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) the Borrower shall make a general assignment for the benefit of creditors; or (vi) the Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding shall be commenced or filed against the Borrower under any bankruptcy, insolvency or similar law (domestic or foreign) and such petition shall not be dismissed within sixty (60) days after commencement or filing (each event specified in clauses (i) through (vii) above, an “Event of Default”); then, in the case of any of the events specified in clauses (iii), (iv), (vi), (vi) or (vii), the outstanding principal amount under this Note, together with accrued and unpaid interest thereon, and all other amounts payable by Borrower under this Note shall become immediately due and payable without any action on the part of the Lender, and in the case of any of the other events specified above, the Lender may by written notice to the Borrower declare the outstanding principal amount under this Note, together with accrued and unpaid interest thereon, and all other amounts payable by Borrower under this Note to be immediately due and payable, whereupon the same shall become immediately due and payable, and, except for the notices specified in this sentence, Borrower waives demand, presentment, protest, notice of protest, dishonor, notice of dishonor or any other notice of any kind. Any notice specified in this paragraph by Lender to Borrower of the occurrence of a failure to pay or other default must be delivered as specified below and must clearly specify that it is a notice of default under this paragraph.

No delay on the part of Lender in exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No waiver of, or consent with respect to, any provision of this Note shall in any event be effective unless the same shall be in writing and signed and delivered by Lender, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Unless otherwise agreed by the Lender and the Borrower, both principal and interest hereunder are payable to the Lender at the following address:

Anatoly Dritschilo

8101 Fenway Road

Bethesda, MD 20817

in immediately available funds on the Payment Date, in the lawful currency of the United States of America. Whenever any payment to be made hereunder shall be due on a Saturday, Sunday or public or bank holiday in New York City (any other day being a “Business Day”), such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest payable.

The Borrower has the right at any time on or before December 31, 2021, upon five Business Days’ written notice to the Lender, to prepay in whole or in part the principal amount hereof, without premium or penalty, provided that the Borrower shall pay accrued interest on the principal so prepaid to the date of such prepayment, and provided further that the Borrower shall reimburse the Lender for any reasonable costs or other losses which the Lender may sustain as a result of such prepayment being made on a date that is not a Payment Date. Prior to reimbursement, the Lender shall provide the Borrower with a certificate setting forth all of the costs or losses required to be reimbursed and setting forth the method used to calculate such costs or losses. Any amounts so prepaid may not be reborrowed hereunder.

Neither the Lender nor the Borrower shall have the right to assign its rights and obligations under this Note without the prior written consent of the other party.

Notices, confirmations and demands hereunder shall be in writing and will be sufficient if delivered by hand, by first class mail or nationally recognized courier service postage prepaid, or by tested cable, or facsimile transmission, at the following addresses, or to such other address as the recipient shall have designated to the sender by written notice hereunder.

If to the Borrower:

Shuttle Pharmaceuticals Holdings, Inc.
One Research Court, Suite 450
Rockville, MD 20850
Attn: Anatoly Drischilo, M.D.

If to the Lender:

Anatoy Dritschilo
8101 Fenway Road
Bethesda, MD 20817

Notwithstanding anything contained in this Note to the contrary, no interest shall accrue under this Note at a rate in excess of the highest applicable rate permitted by law, and the payment of any interest (including any charge or fee held by the a court to be interest) in excess of such rate shall constitute a payment of and be applied to principal.

WITHOUT WAIVING ANY RIGHTS GIVEN TO THE LENDER HEREUNDER, IT IS UNDERSTOOD AND AGREED THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT LENDER WITH RESPECT TO THIS NOTE AND THAT, THEREFORE, THE COLLATERAL, IF ANY, SECURING THIS NOTE MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE OBLIGATIONS OF THE BORROWER HEREUNDER.

This Note shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed entirely within such State. Any judicial proceeding brought to enforce this Note may only be brought in a federal or Maryland State court located in the County of Montgomery, State of Maryland. Each party to this Note waives any objection to jurisdiction of and venue in such courts in any action instituted hereunder and shall not assert any defense based on lack of jurisdiction of or improper venue in any such court or based upon forum non conveniens.

THE BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING UNDER OR RELATED TO THIS NOTE.

SHUTTLE PHARMACEUTICALS HOLDINGS, INC.

By:
Anatoly Dritschilo
Chairman and Chief Executive Officer

Acknowledged and agreed:

ANATOLY DRITSCHILO

Anatoly Dritschilo